UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Retirement of Christian Storch

On October 20, 2021, Christian Storch, the Chief Financial Officer of Altra Industrial Motion Corp. (the “Company”), notified the Company of his intent to retire from his position as Chief Financial Officer, effective January 31, 2022. During the transition and prior to the retirement effective date, Mr. Storch will continue to receive his regular base salary, participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and be paid for all accrued and unused vacation and any unreimbursed business expenses in accordance with Company policy. Upon Mr. Storch’s retirement, his outstanding equity awards will continue to be subject to the terms of the Company’s 2014 Omnibus Incentive Compensation Plan and the applicable award agreements.

Mr. Storch’s decision to retire is not related to any financial or accounting issues or disagreement(s) with the Company or management. Mr. Storch will continue to serve in his position through January 31, 2022 to assist with the transition of responsibilities to his successor.

(b) Appointment of Todd Patriacca as Chief Financial Officer

On October 22, 2021, the Company announced the appointment of Todd Patriacca as Chief Financial Officer effective February 1, 2022. Mr. Patriacca has served as Altra’s Vice President of Finance, Corporate Controller and Treasurer since February 2010 and will become Executive Vice President, Chief Financial Officer and Treasurer effective February 1, 2022. In this new role, Patriacca will report to Carl Christenson, Altra’s Chairman and Chief Executive Officer. Prior to his current position, Mr. Patriacca served as our Vice President of Finance, Corporate Controller and Assistant Treasurer since October 2008 and previous to that, as Vice President of Finance and Corporate Controller since May 2007 and as Corporate Controller since May 2005. Prior to joining the Company, Mr. Patriacca was Corporate Finance Manager at MKS Instruments Inc. (“MKS”), a semi-conductor equipment manufacturer since March 2002. Prior to MKS, Mr. Patriacca spent over ten years at Arthur Andersen LLP in the Assurance Advisory practice. Mr. Patriacca is a Certified Public Accountant and holds a B.A. in History from Colby College and an M.B.A. and an M.S. in Accounting from Northeastern University.

In connection with his appointment, Mr. Patriacca will continue to participate in the Company’s long-term equity compensation plan on an ongoing basis pursuant to the terms of the Company’s 2014 Omnibus Incentive Compensation Plan, all as determined by the Company’s Compensation Committee.

With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no family relationships between Mr. Patriacca and any director or executive officer of the Company and there are no transactions between the Company and Mr. Patriacca that would be required to be reported.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Description
99.1	Press release dated October 22, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: October 22, 2021	By:	/s/ Glenn Deegan
Name: Glenn Deegan
Title: Chief Legal and Human Resources Officer